EXHIBIT 25.2(j)(2)

                      SPECIAL CUSTODY and PLEDGE AGREEMENT

                               (Short Sales)

      AGREEMENT, (hereinafter "Agreement") dated as of November____, 2005 among York Enhanced Strategies Fund, LLC, a Delaware limited liability company ("Customer"), GOLDMAN, SACHS & CO., a New York limited partnership ("Broker"), York Enhanced Strategies Management, LLC, a New York limited liability company ("Manager") and JP Morgan Chase Bank, National Association, as Custodian hereunder ("Custodian").

      WHEREAS, Broker is a member of several national securities exchanges; and

      WHEREAS, Customer, Custodian, andDeutsche Bank Trust Company Americas, as collateral agent ("Collateral Agent"), are parties to a Custodial Agreement dated as of November , 2005 (as amended from time to time, the "Custodial Agreement"); and

      WHEREAS, Customer has opened a margin account (the "Margin Account") with Broker in which Customer may effect Short Sales in accordance with the Custodial Agreement and for that purpose has executed an agreement with Broker (the "Margin Agreement"); and

      WHEREAS, Customer has appointed Manager as an investment advisor and manager over certain of its assets with authority to effect Short Sales and to act on Customer's behalf in connection with the pledge of assets to Broker to secure performance of Customer's obligations with respect to Short Sales effected for Customer's account with Broker; and

      WHEREAS, Broker, Customer and Manager are required to comply with applicable laws and regulations requiring the margining of Short Sales, including the margin regulations of the Board of Governors of the Federal Reserve System and of any relevant securities exchanges and other self-regulatory associations (the "Margin Rules") and Broker's internal policies; and

      WHEREAS, to facilitate Short Sales hereunder and comply with the terms of the Custodial Agreement, Customer and Broker desire to establish procedures for compliance with the Margin Rules; and

      WHEREAS, Custodian is prepared to assist Customer, Manager and Broker in complying with the Margin Rules and the Custodial Agreement by acting as custodian for Collateral pursuant to the terms and conditions of this Agreement;

      NOW, THEREFORE, be it agreed as follows:

      (1) As used herein, capitalized terms shall have the following meanings unless otherwise defined herein:

      "Adequate Performance Assurance" shall mean such Collateral placed in the Special Custody Account as is adequate under the Margin Rules, the Margin Agreement and the Custodial Agreement, each as in effect from time to time.

      "Advice from Broker" means a notice sent by an authorized representative of Broker delivered to Customer, Manager and Custodian, communicated: (i) in writing; (ii) by a facsimile-


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sending device; or (iii) in the case of a all for additional Collateral or a notice referred to in paragraph 7 hereof, by telephone to a person designated by Customer, Manager and Custodian in writing as authorized to receive such advice (and promptly after such a call followed up with written confirmation to the Customer, Manager and Custodian) or, in the event that no such person is available, to any officer of each of Customer, Manager or Custodian.

      "Business Day" means a day on which Custodian and Broker are open for business.

      "Collateral" means U.S. cash, U.S. Government securities or other U.S. margin eligible securities acceptable to Broker which are pledged to Broker as provided herein.

      "Insolvency" means that: (i) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating Customer insolvent; or (ii) Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (iii) any such petition or application has been filed, or any such proceedings commenced, against Customer and Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States or any other jurisdiction, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

      "Instructions from Customer" means a request, direction or certification in writing signed in the name of Customer by a person authorized by Customer (including Manager) and delivered to Custodian or transmitted to it by a facsimile-sending device, except that instructions to pledge initial or additional Collateral may be given by telephone and thereafter confirmed in a writing signed in the name of Customer by a person authorized in writing by Customer (including Manager).

      "Short Sales" shall mean the sale by Customer of securities which Customer does not own, and which is consummated by the delivery of securities borrowed from or through the facilities of Broker, in accordance with the applicable provisions of the Margin Rules, particularly Sections 220.10 and 220.12 of Regulation T of the Board of Governors of the Federal Reserve.

      (2) (a) Custodian, in its capacity as a securities intermediary as defined in Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York ("Article 8"), to the extent the same may be applicable, or in applicable federal law or regulations, shall open a separate account on its books entitled "Special Custody Account for Goldman, Sachs & Co. as Pledgee of York Enhanced Strategies Fund, LLC" (the "Special Custody Account") and shall hold therein for Broker as pledgee upon the terms of this Agreement and the Custodial Agreement all Collateral and all monies or other property paid or distributed with respect thereto. The Custodian hereby agrees that any property held in the Special Custody Account (with the exception of cash Collateral) shall be treated as a financial asset for purposes of Article 8 to the extent the same may be applicable. Custodian hereby agrees that any cash Collateral held in the Special Custody Account be held as a deposit in the Custodian's capacity


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as a "bank" as such term is used in Section 9-102(a)(18)of the UCC. Manager agrees to instruct Custodian through Instructions from Customer as to the cash which Custodian is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account.

         (b) Customer agrees to provide and at all times maintain Adequate Performance Assurance in the Special Custody Account pursuant to the terms and conditions of this Agreement and the Custodial Agreement. Broker agrees on each Business Day to post on the GSS Website a statement with prices for the open short positions in the Margin Account as of the close of business on the previous Business Day and of the amount of the Adequate Performance Assurance required to be maintained by Customer as of such Business Day.

         (c) Customer, Broker and Custodian agree that Collateral will be held for Broker in the Special Custody Account by Custodian as agent of Broker, that Custodian will take such actions with respect to any Collateral (including without limitation the delivery thereof) as Broker shall direct in an Advice from Broker with a copy to Customer and Investment Manager in accordance with paragraph 3 or other entitlement order (as defined in Article 8) and that in no event shall any consent of Customer be required for the taking of any such action by Custodian.

         (d) Customer hereby grants a continuing security interest to Broker:
(i) in the Collateral and any proceeds thereof; and (ii) all other property in the Margin Account and the Special Custody Account, to secure Customer's obligations to Broker hereunder and under the Margin Agreement. Custodian shall have no responsibility for the validity or enforceability of such security interest.

      (3) Custodian will confirm in writing to Broker, Manager and Customer, within one Business Day, all pledges, releases or substitutions of Collateral to the Special Custody Account and will supply Broker, Manager and Customer with a monthly statement of Collateral in the Special Custody Account and transactions in the Special Custody Account during the preceding month. Custodian will also advise Broker, Manager or Customer upon request, at any time, of the amount of Collateral pledged to Broker and held in the Special Custody Account.

      (4) Custodian agrees to release Collateral to Customer from the pledge hereunder only upon receipt of an Advice from Broker. Broker agrees, upon request of Manager, to provide such an Advice from Broker with respect to Collateral selected by Manager: (i) if said Collateral represents an excess in value of the Collateral necessary to constitute Adequate Performance Assurance at that time; (ii) against receipt in the Special Custody Account of substitute Collateral having a value at least equal (with any remaining Collateral) to Adequate Performance Assurance; or (iii) upon termination of Customer's accounts with Broker including the Margin Account (if any) and settlement in full of all transactions therein and any amounts owed to Broker with respect thereto. It is understood that Broker will be responsible for determining whether the Collateral constitutes Adequate Performance Assurance; Custodian at no time has any responsibility for determining whether the value of Collateral is equal in value to Adequate Performance Assurance.

      (5) Customer represents and warrants to Broker that securities pledged to Broker shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form), and that the Collateral will not be subject to any liens or encumbrances other than the lien in favor of Broker contemplated by this Agreement.


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      (6) Collateral shall at all times remain the property of Customer subject only to the extent of the interest and rights therein of Broker as the pledgee and secured party thereof. Custodian represents that Collateral is not subject to any other lien, charge, security interest or other right or claim of the Custodian or any person claiming through Custodian, and Custodian hereby waives any right, charge, security interest, lien or right of set off of any kind which it may have or acquire with respect to Collateral. Custodian shall use reasonable endeavors to notify Broker, Manager and Customer as soon as possible if Custodian receives any notice of levy, lien, court order or other process purporting to affect the Collateral.

      (7) The occurrence of any of the following constitutes a Customer Default hereunder:

      (a) failure by Customer to perform any obligation hereunder or under the Margin Agreement including without limitation its obligation to maintain Adequate Performance Assurance and its obligation, upon receiving notice from Broker that it can no longer protect Customer's Short Sale, to make timely delivery to Broker in accordance with applicable laws, rules and regulations, of securities identical to the securities sold short; or

      (b)   Customer's Insolvency.

Broker will immediately notify Customer and Manager in an Advice from Broker of such Customer Default. No sooner than 2:00 p.m. on the next Business Day after transmittal by Broker of such Advice from Broker, if the Customer Default continues at the end of such period, Broker may thereupon take any action permitted pursuant to the Margin Agreement, including without limitation the conversion of any convertible securities or exercise of Customer's rights in warrants (if any) held in the Margin Account and the Special Custody Account, the buy-in of any securities of which the Margin Account may be short, and the sale of any or all property or securities in the Margin Account and the Special Custody Account to the extent necessary to satisfy Customer's obligations to Broker (in which event such Collateral shall be delivered to Broker as directed in an Advice from Broker). Any sale of Collateral made hereunder shall be made in accordance with the provisions of the New York Uniform Commercial Code in the principal market for the securities or, if such principal market is closed, such sale shall be made in a manner commercially reasonable for such Collateral. Customer shall be liable to Broker for any deficiency which may exist after the exercise by Broker of its rights and remedies as aforesaid. Any surplus resulting from the sale of Collateral shall be transmitted to Custodian. Broker shall notify Customer and Manager of any sale of Collateral and any deficiency remaining thereafter in an Advice from Broker.

      (8) Broker hereby covenants, for the benefit of Customer only, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of Collateral pursuant to paragraph 7 until after the occurrence of the events and the expiration of the time periods set forth in paragraph 7. The foregoing covenant and the provisions of paragraph 7 shall in no way constitute a limitation on Broker's right at any time to instruct Custodian pursuant to an Advice from Broker or other entitlement order and Custodian's obligation to act upon such instructions. Custodian shall not be required to make any determination as to whether such delivery is made in accordance with any provisions of this Agreement or any other agreement between Broker and Customer. Custodian will, however, provide prompt telephone notice to an officer of Customer of receipt by Custodian of an Advice from Broker to deliver Collateral.


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      (9) It is understood that all determinations and directions for Short
Sales for the account of Customer pursuant to the terms of this Agreement and the Margin Agreement shall be made by Manager. Customer is not relying upon Broker to make recommendations with respect thereto.

      (10) (a) Custodian's duties and responsibilities are set forth in this Agreement. Custodian shall act only upon receipt of, and shall act in accordance with, an Advice from Broker regarding release of Collateral. Custodian shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any Advice from Broker which it reasonably believes to be genuine and authorized. As between Customer and Custodian, the terms of the Custodial Agreement shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any applicable Margin Rules. Custodian shall not be liable for the acts or omissions of any of the other parties to this Agreement. Custodian may hold the securities in the Special Custody Account in bearer, nominee, book entry, or other form and in any depository or clearing corporation (including omnibus accounts), with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on Custodian's records as subject to this Agreement and shall be in a form that permits transfer at the direction of Broker without additional authorization or consent of Customer. Neither Broker nor Custodian shall be responsible or liable for any losses resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property in the Special Custody Account; acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of such party or its agents. Neither Broker nor Custodian shall be liable for indirect special or consequential damage even if advised of the possibility or likelihood thereof. This Section shall survive the termination of this Agreement.

      (b) As between Custodian and Broker, and subject to Custodian having followed an Advice from Broker, Broker hereby agrees to indemnify and hold harmless Custodian from any claim, liability, loss, damage or reasonable expense (together, "Losses") that may be imposed on, incurred by, or asserted against, Custodian on account of any allegation or claim that Custodian should not follow or should not have followed such Advice from Broker upon which Custodian is authorized to rely pursuant to the terms of this Agreement; provided, however that Broker shall not be obligated to indemnify Custodian to the extent that any such Losses result from Custodian's negligence or willful misconduct in executing any Advice from Broker.

      (11) All charges for Custodian's services under this Agreement shall be paid by Customer.

      (12) Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own bad faith, willful misfeasance, gross negligence or reckless disregard.


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      (13) No modification or amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of Broker, Customer, Manager and Custodian.

      (14) Written communications hereunder, other than an Advice from Broker, shall be sent by facsimile-sending device or telegraphed when required herein, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in any such case addressed:

(a) if to Custodian, to:   Name             JP Morgan Chase Bank, N.A.
                           Address          600 Travis Street, Floor 49
                           City, State ZIP  Houston, TX 77002-3009
                           Attention:       Worldwide Securities Services--York
                                            Enhanced Strategies Fund
                           Fax No.:         713-216-3311
                           Phone No.:       713-216-3583

(b) if to Customer, to:    York Enhanced Strategies Fund, LLC
                           767 Fifth Avenue, 17th Floor
                           New York, New York 10153
                           Attention: Adam J. Semler
                           Fax No.: (212) 300-1300
                           Phone No.: (212) 300-1301

(c) if to Broker, to:      Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York 10004
                           Attention: Client Services Dept., Rosalee Nash
                           Fax No.: 212-428-3800
                           Phone No.: 212-902-4809

            Copies of Custodian's confirmations, statements and advices issued pursuant to Paragraph 3 should be sent to:

                           Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York 10004
                           Attention: Global Control, TPC Confirmation Group Fax No.: 212-357-4688
                           Phone No.: 212-357-7057

(d) if to Manager, to:     York Enhanced Strategies Management, LLC
                           767 Fifth Avenue, 17th Floor
                           New York, New York 10153
                           Attention: Adam J. Semler
                           Fax No.: (212) 300-1300
                           Phone No.: (212) 300-1301

      (15) Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any Collateral pledged to Broker at


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the time of such notice shall not be affected by such termination until the release of such pledge pursuant to the terms of the Margin Agreement and any applicable Margin Rules.

      (16) Nothing in this Agreement prohibits Broker, Customer or Custodian from entering into similar agreements with others in order to facilitate option contract transactions.

      (17) Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

      (18) If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such valid or unenforceable provision or condition were not contained herein.

      (19) All references herein to times of day shall mean the time in New York, New York, U.S.A.

      (20) This Agreement and its enforcement (including, without limitation, the establishment and maintenance of the Special Custody Account and all interests, duties and obligations related thereto) shall be governed by the laws of The State of New York without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the federal and state courts in New York County, State of New York in respect of disputes arising out of or in connection with this Agreement and to which Custodian is or is made a party. This Agreement shall be binding on the parties and any successor organizations thereof irrespective of any change or changes in personnel thereof.

      (21) This Agreement may be executed in one or more counterparts, all of which shall constitute but one and the same instrument.

      (22) Custodian represents and warrants that it has all necessary power and authority to execute and perform this Agreement and that the execution and performance of this Agreement will not violate any law, rule, regulation or constitutional provision (including, without limitation, any provision of ERISA, Section 4975 of Code or any tax "qualification" rule under the Code) applicable to it. Custodian further represents and warrants that this Agreement, as amended from time to time, is a legal, valid and binding obligation, enforceable against Custodian in accordance with its terms and does not conflict with any other duties Custodian may have in any other capacity to Customer or third parties outside of this Agreement.


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   IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date and year first written above.


CUSTOMER:            YORK ENHANCED STRATEGIES FUND, LLC

                     By: _______________________

                     Title: ______________________


GOLDMAN, SACHS & CO.:

                     By: _______________________

                     Title: ______________________


CUSTODIAN:           JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                     By: _______________________

                     Title: ______________________


MANAGER:             YORK ENHANCED STRATEGIES MANAGEMENT, LLC

                     By: _______________________

                     Title: ______________________











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